EXHIBIT 99.1

Air Methods Reports 1Q2014 Results and 2Q2014 Update

First Quarter 2014 EPS of $0.28 Reflects $0.43 Per Share Improvement Over PY Quarter

DENVER, May 8, 2014 (GLOBE NEWSWIRE) -- Air Methods Corporation (Nasdaq:AIRM), the global leader in air medical transportation, reported financial results for the quarter ended March 31, 2014 and provided an update on April 2014 flight volume. For the quarter, revenue increased 24% to $223.1 million from $179.2 million in the prior-year quarter. Net income for the first quarter of 2014 was $10.8 million, or $0.28 per diluted share, compared with a net loss of $5.7 million, or $0.15 per diluted share, in the first quarter of 2013.

On December 13, 2013, via a newly formed subsidiary Blue Hawaiian Holdings, LLC, the Company acquired 100% of the membership interests of Helicopter Consultants of Maui, LLC (doing business as Blue Hawaiian Helicopters) and certain of its affiliates (collectively, Blue Hawaiian).

Community-based patient transports were 12,941 during the current-year quarter, compared with 11,845 in the prior-year quarter, an 9% increase. Patients transported for community bases in operation greater than one year (Same-Base Transports) increased by 7%, or 780 transports, while weather cancellations for these same bases decreased by 443 transports compared with the prior-year quarter. Requests for community-based service increased 4% for bases open greater than one year. Net revenue per community-based transport increased 20% from $9,098 to $10,928 in the current-year quarter due to the benefit of price increases and reduced seasonal variability in payer mix.

Maintenance expense, excluding tourism operations, decreased $4.4 million, or 16%, compared with the prior-year quarter, while flight volume decreased 5%. Decrease in maintenance expense is attributed to typical quarterly fluctuations associated with scheduled and unscheduled maintenance events. Excluding tourism operations, fuel expense remained relatively unchanged compared with the prior-year quarter, while fuel expense per flight hour decreased by 6%.

For the first quarter, Air Medical Services revenue increased by 16% to $191.0 million compared with $164.4 million in the prior-year quarter, while its segment net income increased from $0.9 million to $27.1 million. Tourism revenue increased from $10.4 million to $24.3 million, while Tourism segment net income increased from $0.1 million to $1.9 million. United Rotorcraft Division's external revenue increased 77% to $7.8 million compared with $4.4 million in the prior-year quarter, while its external segment net loss improved from $1.0 million to break-even in the current-year quarter.

The Company also provided an update on preliminary April 2014 flight volume. Total community-based transports increased 3% to 4,568 during April 2014, compared with 4,417 in April 2013. April 2014 Same-Base Transports and weather cancellations for these same bases were relatively unchanged from April 2013.

Aaron Todd, CEO, stated, "As anticipated, our first quarter results reflect a return to more normalized levels as weather was less severe and seasonality variations in payer mix between summer and winter months less extreme. We are also pleased that our tourism operations since the acquisition of Blue Hawaiian continue to show accretive results in line with expectations. These results have increased our earnings before interest, taxes and depreciation and amortization expenses (EBITDA) by over $28 million during the first quarter alone." EBITDA is a non-GAAP financial measure, summarized below and reconciled in the attached tables.

The Company will discuss these results in a conference call scheduled today at 4:15 p.m. Eastern. Interested parties can access the call by dialing (855) 601-0049 (domestic) or (720) 398-0100 (international) or by accessing the web cast at www.airmethods.com. A replay of the call will be available at (855) 859-2056 (domestic) or (404) 537-3406 (international), access number 36214414, for 3 days following the call and the web cast can be accessed at www.airmethods.com for 30 days.

Air Methods Corporation (www.airmethods.com) is the global leader in air medical transportation. The Air Medical Services Division is the largest provider of air medical transport services in the United States. The Tourism Division is comprised of Sundance Helicopters, Inc. and Blue Hawaiian Helicopters, which provides helicopter tours and charter flights in the Las Vegas/Grand Canyon region and Hawaii, respectively. The United Rotorcraft Division specializes in the design and manufacture of aeromedical and aerospace technology. Air Methods' fleet of owned, leased or maintained aircraft features over 400 helicopters and fixed wing aircraft.

Forward-Looking Statements: Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are "forward-looking statements", including statements we make with regard to anticipated results from the acquisition of Blue Hawaiian Helicopters and the Company's preliminary April 2014 operational and financial results, including those related to (i) total community-based patient transports, (ii) same base transports, (iii) weather cancellations, and (iv) net revenue per patient transport, are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including but not limited to, the size, structure and growth of the Company's air medical services,  United Rotorcraft Division and Tourism Division; the collection rates for patient transports; the continuation and/or renewal of air medical service contracts; weather conditions across the U.S.; development and changes in laws and regulations, including, without limitation, the impact of the Patient Protection and Affordable Care Act; increased regulation of the health care and aviation industry through legislative action and revised rules and standards; and other matters set forth in the Company's filings with the SEC. The Company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

About Non-GAAP Financial Information: This press release discusses EBITDA, which is not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP). The Company defines EBITDA as earnings before interest, income taxes, depreciation, amortization and gain or loss on disposition of assets. A table is provided in this press release to reconcile such non-GAAP financial measure to net income, which is the most directly comparable financial measure prepared in accordance with GAAP. Such table below includes all information reasonably available to the Company at the date of this press release and adjustments that the Company can reasonably predict. Events that could cause the reconciliation to change include, but are not limited to, acquisitions and divestitures of businesses and goodwill and other asset impairments.

To supplement the Company's consolidated financial statements presented on a GAAP basis, management believes that this non-GAAP measure provides useful information about the Company's core operating results and thus is appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. Management believes the additions and subtractions from net income used to calculate EBITDA reflect the measurements that its bank creditors and third party stock analysts use in evaluating the Company. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses this non-GAAP measure to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Please contact Christina Brodsly at (303) 256-4122 to be included on the Company's e-mail distribution list.

AIR METHODS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(unaudited)

	March 31, 2014	December 31, 2013

ASSETS

Current assets:
Cash and cash equivalents	$ 8,103	9,862
Trade receivables, net	252,880	237,856
Other current assets	98,017	92,832

Total current assets	359,000	340,550

Net property and equipment	684,496	664,842
Other assets, net	244,532	247,149

Total assets	$ 1,288,028	1,252,541

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable related to aircraft pending long-term financing	$ 5,696	2,616
Current portion of indebtedness	71,095	68,531
Accounts payable, accrued expenses and other	89,836	91,171

Total current liabilities	166,627	162,318

Long-term indebtedness	622,820	608,287
Other non-current liabilities	109,192	105,864

Total liabilities	898,639	876,469

Redeemable non-controlling interests	8,324	8,113

Total stockholders' equity	381,065	367,959

Total liabilities and stockholders' equity	$ 1,288,028	1,252,541

AIR METHODS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except share and per share amounts)
(unaudited)

	Quarter Ended
	March 31,

	2014	2013

Revenue:
Patient transport revenue, net	$ 143,929	107,832
Air medical services contract revenue	44,761	54,458
Tourism revenue	24,338	10,391
Product operations	7,820	4,434
Other	2,288	2,114
Total revenue	223,136	179,229

Expenses:
Operating expenses	147,045	136,742
General and administrative	31,658	27,223
Depreciation and amortization	20,516	20,122
	199,219	184,087

Operating income (loss)	23,917	(4,858)

Interest expense	(5,529)	(4,802)
Other, net	(26)	287

Income (loss) before income taxes	18,362	(9,373)

Income tax benefit (expense)	(7,310)	3,684

Net income (loss)	11,052	(5,689)

Income attributable to redeemable non-controlling interests	163	--

Net income attributable to Air Methods Corporation and subsidiaries	$ 10,889	(5,689)

Income per common share:
Basic	$ 0.28	(0.15)
Diluted	$ 0.28	(0.15)

Weighted average common shares outstanding - basic	39,119,397	38,831,102
Weighted average common shares outstanding - diluted	39,318,180	38,831,102

AIR METHODS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA
(Amounts in thousands)
(unaudited)

	Quarter Ended
	March 31,
	2014	2013

Net income (loss) attributable to Air Methods Corporation and subsidiaries	$ 10,889	(5,689)

Interest expense	5,529	4,802
Income tax expense	7,310	(3,684)
Depreciation and amortization	20,516	20,122
Loss on disposition of assets, net	407	441

EBITDA	$ 44,651	15,992
CONTACT: Trent J. Carman, Chief Financial Officer,
         (303) 792-7591